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EXHIBIT 5.5


MORGAN BEAUMONT REPORTS FISCAL 2005 THIRD QUARTER RESULTS PR NEWSWIRE o
2005-08-12

BRADENTON, FLORIDA - August 11, 2005 - Morgan Beaumont, Inc. (OTC BB: MBEU), a premier technology solution provider to the Stored Value and Debit Card market and owner of the SIRE Network (TM), today announced fiscal third quarter results for the period ended June 30, 2005.

         Net revenue for the third quarter of 2005 was $481,611 compared to $2,951 in the third quarter of fiscal 2004 and compared to $150,000 in the second quarter of this year. The year over year and sequential revenue increase is primarily due to the addition of new card products, an increase in prepaid card sales and related usage and transaction fees, and telecommunications services including prepaid phone cards. As a development stage company, year-over-year comparisons are not meaningful; therefore, the Company is including sequential data that more accurately represent the robust near-term growth of the company.

         The Company reported a net loss for the third quarter of $1.0 million, or $0.02 loss per share, compared to a net loss of $384,216, or $0.03 loss per share, in the third quarter of 2004 and compared to a net loss of $1.1 million, or $0.02 loss per share, in this year's second quarter.

         Cliff Wildes, CEO of Morgan Beaumont, stated, "As we move closer to meeting our goal of having over 100,000 POINTS OF PRESENCE (POPs) on our SIRE Network by year end, we have already achieved numerous significant milestones during the third quarter, including:

         o Signing an agreement with MetaBank to develop and promote a variety of new prepaid, stored value ATM/Debit card programs

         o Forging a strategic partnership with CGS Financial Technologies to distribute Morgan Beaumont card products through its retail channel

         o Entering into a distribution agreement with Network Management Inc., which will supply Morgan Beaumont's Stored Value and Debit card products, as well as deploy the SIRE Network technology, to its sales channel of 6,000 retail locations

         o Launching into a strategic banking relationship with First Gulf Bank, N.A. to market Morgan Beaumont's payroll card products/solutions directly to employers, institutions and government agencies


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         o        Signing Western Union as a Preferred Partner on SIRE Network,
                  enabling all of Western Union's 45,000+ locations in the United States to provide value load services to Morgan Beaumont's Stored Value and Debit cardholders

         o Developing our innovative, proprietary distribution management software application which positions the company at the forefront of the industry in down-line distribution channel management and transaction reconciliation

         o Adding talented executives to fill several important senior management roles that have experience and background in the Stored Value Card industry that will help the company distribute cards and grow the SIRE Network.

         o Purchasing certain select telecommunications assets of MTEL Communications which facilitated the formation of MBI Services Group LLC, a wholly owned subsidiary utilizing the acquired switches and routes necessary to provide turn-key telecommunication services for Morgan Beaumont's prepaid phone card program

         o Signing an exclusive distribution agreement with Virtual Card Services to market Morgan Beaumont's debit cards to automotive dealers worldwide that service the sub prime credit market

         "As we have been executing on our strategy to build this company and increase our product and service offerings, we have been fortunate to have attracted additional capital to support our near term growth initiatives," added Wildes. "During our third quarter we raised approximately $5 million in equity capital. A portion of this additional capital is being used to roll-out strategic marketing programs, and to enhance and execute several specific sales and marketing initiatives. We are just beginning to experience the benefits of our sales and marketing efforts as we further develop alliances and relationships with companies like those mentioned above. We look forward to continue growing the business rapidly and achieving our goal of bringing valued products and services to more customers in more convenient locations."

         Morgan Beaumont, Inc. is a Technology Solutions Company located in Bradenton, Florida. The company is one of the premier providers of Stored Value and Debit Card Solutions in the United States. The company has developed POS and PC based software that connects merchants with multiple Stored Value Processors and Issuing Banks, in addition to private transaction networks and IVR and CRM technology. Morgan Beaumont is a MasterCard Third Party Processor Member Service Provider (TPP MSP) and a Visa Independent Sales Organization (ISO). The company owns and operates the SIRE Network, a national network of Stored Value and Debit Card load stations located throughout the United States. To learn more about Morgan Beaumont, please visit http://www.morganbeaumont.com.


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 "Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

Statements about the expected future prospects of our business and all other statements in this release other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "would," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: general economic and market conditions, including the lingering effects of the economic slowdown and services revenue; the overall condition of the bank card industry, including the effect of any further consolidation among financial services firms; the regulatory, credit and market risks associated with our operations; the integration of acquired businesses, the performance of our businesses; the effect of war, terrorism or catastrophic events; the timing and magnitude of sales; the timing and scope of technological advances; the ability to retain and attract customers and key personnel; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents. The factors described in this paragraph and other factors that may affect our business or future financial results and when applicable, are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K, a copy of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

EXHIBIT 31.a


                     CERTIFICATE OF CHIEF EXECUTIVE OFFICER
            PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Clifford Wildes, certify that:

1. I have reviewed this Form 10-QSB for the period ended June 30, 2005, of Morgan Beaumont, Inc. (the "Company");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the consolidated financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

4. The Company's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in EXCHANGE ACT RULES 13a-15 and 15d-15) for the Company and have:

         (a) Designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         (b) Evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and (c) Presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The Company's other certifying officers and I have disclosed, based on our most recent evaluation, to the Company's auditors and the audit committee of the Company's board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and


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         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

6. The Company's other certifying officers and I have indicated in this report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


                                                 /s/ CLIFFORD WILDES
                                                 ------------------------
Date: August 12, 2005                            Clifford Wildes,
                                                 Chief Executive Officer,
                                                 Treasurer and Director

* Provide a separate certification for each principal executive officer and principal financial officer of the Company. See Rules 13a-14(a) and 15d-14(a).





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EXHIBIT 31.b


                     CERTIFICATE OF CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Theodore Misiewicz, certify that:

1. I have reviewed this Form 10-QSB for the period ended June 30, 2005, of Morgan Beaumont, Inc. (the "Company");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the consolidated financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

4. The Company's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in EXCHANGE ACT RULES 13a-15 and 15d-15) for the Company and have:

         (a) Designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         (b) Evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and (c) Presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The Company's other certifying officers and I have disclosed, based on our most recent evaluation, to the Company's auditors and the audit committee of Company's board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

6. The Company's other certifying officers and I have indicated in this report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


                                                 /S/ THEODORE MISIEWICZ
                                                 -----------------------
Date: August 12, 2005                            Theodore Misiewicz,
                                                 Chief Financial Officer
                                                 and Director

* Provide a separate certification for each principal executive officer and principal financial officer of the Company. See Rules 13a-14(a) and 15d-14(a).





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EXHIBIT 32.a


                            CERTIFICATION PURSUANT TO

                                 18 U.S.C. 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Morgan Beaumont, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Clifford Wildes, in my capacity as Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                 /S/ CLIFFORD WILDES
                                                 ------------------------
Date: August 12, 2005                            Clifford Wildes,
                                                 Chief Executive Officer





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EXHIBIT 32.b


                            CERTIFICATION PURSUANT TO

                                 18 U.S.C. 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Morgan Beaumont, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kenneth Craig, in my capacity as Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                 /S/ THEODORE MISIEWICZ
Date: August 12, 2005                            -----------------------
                                                 Theodore Misiewicz,
                                                 Chief Financial Officer